As filed with the Securities and Exchange Commission on November 13, 2007.
Registration No. 333-123175

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
NUVEEN INVESTMENTS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	36-3817266 (I.R.S. Employer Identification No.)

333 West Wacker Drive Chicago, Illinois (Address of Principal Executive Offices)	60606 (Zip Code)
Second Amendment and Restatement of the John Nuveen Company
1996 Equity Incentive Award Plan
(Full Title of the Plan)
John L. MacCarthy
General Counsel and Secretary
Nuveen Investments, Inc.
333 West Wacker Drive
Chicago, Illinois 60606
(Name and Address of Agent for Service)
(312) 917-7700
(Telephone Number, Including Area Code, of Agent for Service)

TERMINATION OF REGISTRATION
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-123175) (the “Registration Statement”) of Nuveen Investments, Inc. (the “Company”).
     On November 13, 2007, pursuant to an Agreement and Plan of Merger, dated as of June 19, 2007, among the Company, Windy City Investments, Inc., a Delaware corporation (“Parent”), and Windy City Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent. As a result, the Company has terminated all offerings of its securities pursuant to the Registration Statement. In accordance with an undertaking made by the Company in its Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby removes from registration all of its securities registered pursuant to this Registration Statement that remain unsold as of the effective time of the Merger.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, the State of Illinois, on November 13, 2007.

NUVEEN INVESTMENTS, INC.
By:	/s/ John P. Amboian
	Name:	John P. Amboian
	Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 13, 2007.

Signature	Title

* Timothy R. Schwertfeger	Chairman and Director
/s/ John P. Amboian John P. Amboian	Chief Executive Officer and Director (Principal Executive Officer)
* Willard L. Boyd	Director
Connie K. Duckworth	Director
* Duane R. Kullberg	Director
Roderick A. Palmore	Director
/s/ Glenn R. Richter Glenn R. Richter	Executive Vice President and Chief Administrative Officer (Principal Financial Officer)
/s/ Sherri A. Hlavacek Sherri A. Hlavacek	Vice President and Corporate Controller (Principal Accounting Officer)
/s/ John P. Amboian John P. Amboian *As Attorney-in-Fact for each of the persons indicated